UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2020

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

As previously disclosed, on March 9, 2020, Perdoceo Education Corporation (the “Company”) received a letter from the U.S. Department of Veterans Affairs (the “VA”) notifying the Company that if it fails to remedy its deficiency through corrective action, the VA will disapprove, for purposes of VA educational assistance programs, the enrollment of individuals not already enrolled in programs at the Company’s institutions.  The Company provided detailed responses to the VA, including information about its current compliance processes which incorporate enhanced operational and compliance commitments made in agreements with the U.S. Federal Trade Commission and multiple state attorneys general.  The enrollment of individuals in programs at the Company’s institutions was not suspended by the VA during the period of its review.  On July 2, 2020, the VA notified the Company that this matter has been satisfactorily resolved and that the VA will continue the approval of enrollments for new students.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and
Corporate Secretary

Dated:	July 2, 2020

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